Exhibit 99.1

NEWS RELEASE

Global Crossing Airlines Continues Record Flight Activity and Announces Several Key Milestones

MIAMI, FLORIDA, September 5, 2023 – Global Crossing Airlines Group, Inc. (JET: NEO; JET.B: NEO; JETMF: OTCQB) (the “Company” or “GlobalX”) is pleased to provide an update on block hours operated in July and August, aircraft deliveries and contracts signed.

“GlobalX operated over 2,500 block hours in July and approximately 2,400 block hours in August, bringing the quarter total to 4,900 compared to 3,157 hours in July and August 2022, a 55% increase. We are continuing the strong momentum gained in July with 9 passenger aircraft and 2 A321 Freighters operating. We expect a strong finish to the 3rd quarter as we transition from our summer flying into our fall program” said Ed Wegel, Chairman and CEO.

During Q3 GlobalX has:

•	Taken delivery of our 10th passenger aircraft, N285GX, and it has started revenue operations on September 1

•	Signed a new $4M ACMI Government contract for September and October – with potential to be extended into a multi-year contract

•	Closed on a $35 million financing which allows us to add six additional aircraft this year and all planned deliveries in 2024

•	Signed contracts with two major tour operators each launching new 3 times a week service to Caribbean destinations

•	Signed contracts with a cargo operator establishing new cargo routes to several Caribbean countries, including Jamaica and Trinidad

•	Successfully flown for Wizz Air, Lynx Air, TUI and Caribbean Airlines and provided additional lift to our sister company, Canada Jetlines

•	Signed an LOI for 1 additional A321 passenger aircraft to be delivered in Q4 2023 and 2 additional A321 freighters to be delivered in 2024

•	Scheduled the delivery of our 11th passenger aircraft, an A320, in October and the 12th passenger aircraft in December 2023

•	Increased our pilot head count to 123 with another 10 direct entry Captains starting on September 11

In addition, Ryan Goepel our CFO will be presenting at both the Planet MicroCap Conference and the Emerging Growth Virtual Conference on Wednesday, September 6th with registration details below:

Emerging Growth Conference

Date: Wednesday, September 6, 2023

Time: 12:35 PM Eastern Time

Webcast: https://goto.webcasts.com/starthere.jsp?ei=1603285&tp_key=ab3efc5870&sti=jetmf

Planet MicroCap Showcase: VANCOUVER 2023

Date: Wednesday, September 6, 2023

Time: 3:30 PM Pacific Time (6:30PM Eastern Time)

Webcast: https://www.webcaster4.com/Webcast/Page/2986/48837

About Global Crossing Airlines

GlobalX is a US 121 domestic flag and supplemental Airline flying the Airbus A320 family aircraft. GlobalX flies as a passenger ACMI and charter airline serving the US, Caribbean, European and Latin American markets. GlobalX is also now operating ACMI cargo service flying the A321 freighter. For more information, please visit www.globalxair.com.

For more information, please contact:

Ryan Goepel, Chief Financial Officer

Email: ryan.goepel@globalxair.com

Tel: 786.751.8503

Cautionary Note Regarding Forward-Looking Information

This news release contains certain “forward looking statements” and “forward-looking information”, as defined under applicable United States and Canadian securities laws, concerning anticipated developments and events that may occur in the future. Forward-looking statements contained in this news release include, but are not limited to, statements with respect to the Company’s aircraft fleet size, the destinations that the Company intends to service, the delivery and entry into service timelines for future aircraft, the strong finish to the 3rd quarter, the addition of pilots and the Company’s growth plans.

In certain cases, forward-looking statements can be identified by the use of words such as “plans”, “expects” “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “occur” or “be achieved” suggesting future outcomes, or other expectations, beliefs, plans, objectives, assumptions, intentions or statements about future events or performance. Forward-looking statements contained in this news release is based on certain factors and assumptions regarding, among other things, the receipt of financing to continue airline operations, the accuracy, reliability and success of GlobalX’s business model; GlobalX’s ability to accurately forecast demand; GlobalX will be able to successfully conclude definitive agreements for transactions subject to LOI; the timely receipt of governmental approvals; the success of airline operations of GlobalX; GlobalX’s ability to successfully enter new geographic markets; the legislative and regulatory environments of the jurisdictions where GlobalX will carry on business or have operations; the Company has or will have sufficient aircraft to provide the service; the impact of competition and the competitive response to GlobalX’s business strategy; the future price of fuel, and the availability of aircraft. While the Company considers these assumptions to be reasonable based on information currently available to it, they may prove to be incorrect.

Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include risks related to, the ability to obtain financing at acceptable terms, the impact of general economic conditions, risks related to supply chain and labor disruptions, failure to retain or obtain sufficient aircraft, domestic and international airline industry conditions, failure to conclude definitive agreements for transactions subject to LOI, the effects of increased competition from our market competitors and new market entrants, passenger demand being less than anticipated, the impact of the global uncertainty created by COVID-19, future relations with shareholders, volatility of fuel prices, increases in operating costs, terrorism, pandemics, natural disasters, currency fluctuations, interest rates, risks specific to the airline industry, risks associated with doing business in foreign countries, the ability of management to implement GlobalX’s operational strategy, the ability to attract qualified management and staff, labor disputes, regulatory risks, including risks relating to the acquisition of the necessary licenses and permits; risks related to significant disruption in, or breach in security of GlobalX’s information technology systems and resultant interruptions in service and any related impact on its reputation; and the additional risks identified in the “Risk Factors” section of the Company’s reports and filings with applicable Canadian securities regulators and the U.S. Securities and Exchange Commission. Although the Company has attempted to identify important factors that could cause actual results to differ materially from those described in the forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Accordingly, readers should not place undue reliance on forward-looking statements. The forward-looking statements are made as of the date of this news release. Except as required by applicable securities laws, the Company does not undertake any obligation to publicly update any forward-looking statements. If GlobalX does update one or more forward-looking statements, no inference should be made that it will make additional updates with respect to those or other forward-looking statements.